UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(D) of the Securities Exchange Act Of 1934

Date of report (Date of earliest event reported): July 24, 2013 (July 24, 2013)

MOBILE MINI, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-12804	86-0748362
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7420 South Kyrene Road, Suite 101 Tempe, Arizona	85283
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (480) 894-6311

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the follow provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders

The annual meeting of stockholders of Mobile Mini, Inc. (the “Company”) was held on July 24, 2013, in Tempe, Arizona. Stockholders of record at the close of business on May 30, 2013, the record date, were entitled to vote at the meeting on the basis of one vote for each share held. On the record date, there were 46,279,582 shares of common stock outstanding.

At the annual meeting, the stockholders of the Company voted on the following proposals:

1. To elect two members of the Board of Directors, for the terms indicated below. Each nominee for director was elected by a vote of the stockholders as follows:

	For	Withheld
Frederick G. McNamee, III (three year term)	37,367,782	1,482,112
Lawrence Trachtenberg (three year term)	37,824,477	1,025,417

2. Ratify the selection of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2013. The proposal was approved by a vote of stockholders as follows:

	Voted	% of Voted
For	41,929,841	99.61%
Against	51,714	0.12%
Abstain	111,901	0.26%
Broker non-votes	—	—

3. Advisory vote to indicate support for the Company’s compensation philosophy, policies, and practices and their implementation. The proposal was approved by a vote of stockholders as follows:

	Voted	% of Voted
For	28,263,334	72.75%
Against	10,436,013	26.86%
Abstain	150,547	0.38%
Broker non-votes	3,243,562	—

4. Vote to increase the number of shares available for issuance pursuant to the Company’s 2006 Equity Incentive Plan. The proposal was approved by a vote of stockholders as follows:

	Voted	% of Voted
For	29,766,517	76.61%
Against	8,956,367	23.05%
Abstain	127,010	0.32%
Broker non-votes	3,243,562	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 26, 2013

MOBILE MINI, INC.

By:	/s/ Christopher J. Miner
	Name:	Christopher J. Miner
	Title:	Senior Vice President and General Counsel